UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2007
APPLICA INCORPORATED
(Exact name of Registrant as specified in its charter)

Florida	1-10177	59-1028301

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida		33027

(Address of principal executive offices)		(Zip Code)
(954) 883-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Disposition of Assets.
     The disclosure set forth in Item 5.01 below is hereby incorporated herein by reference.
Item 3.01. Notice of Delisting.
     In connection with the closing of the Merger (as defined in Item 5.01 below), Applica Incorporated, a Florida corporation (“Applica”), notified the New York Stock Exchange of its intent to remove its common stock from listing on the New York Stock Exchange. In addition, Applica will file a Form 15 with the Securities and Exchange Commission to terminate the registration of such common stock.
Item 5.01. Changes in Control of Registrant.
     On January 23, 2007, Applica consummated the previously announced merger (the “Merger”) with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. ( together “Harbinger Capital Partners”), pursuant to the Agreement and Plan of Merger, dated October 19, 2006, as subsequently amended (the “Merger Agreement”), by and among Applica, APN Holdings Company, Inc., a Delaware corporation (“Parent”), and APN Mergersub, Inc., a Florida corporation (“MergerSub”). A copy of the Merger Agreement was filed on October 20, 2006 with the Securities and Exchange Commission as exhibit 2.1 to a Current Report on Form 8-K, and the subsequent amendments have also been filed with the Securities and Exchange Commission on December 15, 2006, December 22, 2006, December 27, 2006, January 3, 2007 and January 17, 2007, as exhibits 2.1 to Current Reports on Form 8-K.
     Consummation of the Merger, in which MergerSub merged with and into Applica, with Applica continuing as the surviving corporation and a wholly owned subsidiary of Parent, occurred on January 23, 2007 following the adoption and approval of the Merger Agreement by a majority of Applica’s shareholders entitled to vote thereon at the special meeting of Applica shareholders held on January 23, 2007. At the effective time of the Merger, each outstanding share of Applica common stock (other than shares owned by Applica or Harbinger Capital Partners) was canceled and converted into the right to receive $8.25 in cash, without interest. Applica issued a press release announcing the closing of the Merger, a copy of which is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.
     The aggregate merger consideration being paid to Applica shareholders (other than Harbinger Capital Partners) for the outstanding shares of Applica’s common stock that were cancelled as a result of the Merger is approximately $125 million in cash, which amount is being funded pursuant to the equity funding letters executed by Harbinger Capital Partners in connection with the Merger Agreement.
Item 5.02 Departure of Directors.
     In connection with the closing of the Merger, each member of the Applica Board of Directors has voluntarily resigned from the Applica Board of Directors, effective at the closing of the Merger.
Item 5.03 Amendment to Articles of Incorporation or Bylaws.
     The articles of incorporation and bylaws of Applica that were in effect immediately prior to the Merger were amended to read substantially in the forms attached as exhibits to the Merger Agreement, and as so amended, became the articles of incorporation and bylaws of the surviving corporation upon completion of the Merger.
Item 8.01. Other Events.
     On January 23, 2007, Applica issued a press release that the Merger Agreement was adopted and approved at the special meeting of Applica’s shareholders held on January 23, 2007. A copy of the press release is attached as Exhibit 99.1 hereto.
     On January 23, 2007, Applica issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following are filed as exhibits to this report.
     99.1 Press release issued by Applica on January 23, 2007.
     99.2 Press release issued by Applica on January 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Applica Incorporated
By:	/s/ Terry Polistina
	Name:	Terry Polistina
	Title:	Chief Operating Officer and Chief Financial Officer of Applica Incorporated

Date: January 24, 2007

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